                    FHS Investor Contact:    David Olson
                                             (818) 676-6978
                                             DOLSON@FHS.COM

                    FHS Media Contact:       Lisa Haines
                                             (916) 631-5971
                                             Lisa_Haines@CCMAIL.FH.COM

                    PHS Contact:             Alice Ferreira
                                             (203) 225-8836
                                             AFERREIRA@PHSHMO.COM



            FHS COMPLETES ACQUISITION OF PHYSICIANS HEALTH SERVICES FOR
              $271 MILLION; CONVERTS INVESTMENT IN FOHP OF NEW JERSEY

      TRANSACTIONS LEAD TO FORMATION OF 1.2 MILLION-MEMBER NORTHEAST REGION -
             FHS NOW THIRD LARGEST OPERATOR OF PLANS IN TRI-STATE AREA


     LOS ANGELES, JANUARY 5, 1998 - Foundation Health Systems, Inc. (NYSE:FHS) today announced the formation of its Northeast Region, comprised of three health plans with a total of more than one million members in the New York tri-state area. FHS is now the third largest operator of health plans in the region.

     Formation of the new FHS region was prompted by the completion of the acquisition of Physician Health Services, Inc. of Shelton, Conn. for a total consideration of $271 million, or $28.25 per share in cash.

     Today, FHS also announced it has converted approximately $70 million of convertible debentures of First Option Health Plan of New Jersey in return for a 98 percent equity ownership of the plan. Prior to the conversion FHS purchased $29 million of convertible debentures which, when added to its original purchase of $52 million of such debentures, brings FHS' total investment in First Option to $81 million.

     PHS and First Option join M.D. Health Plan of Connecticut, which FHS acquired in March, 1995, in forming the FHS Northeast Region.

     "We are now positioned to be a significant competitor in the New York area. PHS' outstanding reputation, along with M.D.'s superior record of member satisfaction and First Option's rapid growth in New Jersey give us great confidence as we move forward to forge these three plans into a single operating unit," said Malik M. Hasan, M.D., chairman and chief executive officer of FHS.

     PHS, the largest of the three FHS plans in the region, has more than 500,000 members. It has members in each of the three states, with approximately 300,000 in Connecticut. Including M.D., FHS plans now have approximately 500,000 members in Connecticut, the largest membership in the state.

     In New Jersey, FOHP has 270,000 members, joining the 70,000 PHS members in the state. In New York, PHS has 152,000 members, primarily through its Healthcare Solutions joint marketing agreement with The Guardian Life Insurance Company of America. Healthcare Solutions currently has more than 200,000 members in the three states.

     "We want to bring to consumers across the tri-state area a single brand and identity as quickly as possible," Dr. Hasan explained. "We are currently in the process of selecting a single brand name for the region."

     Robert L. Natt, president of PHS, will head the management team for the Northeast Region. Paul M. Philpott will head FHS' sales and marketing operations in the region. He will remain as PHS' executive vice president and chief marketing officer.

     "Bob Natt and Paul Philpott have done a superb job in restoring PHS' profitability, while maintaining its tradition of quality. We are confident that they will have even greater success heading FHS' efforts in the tri-state area," Dr. Hasan noted.

     Dr. Hasan added that FHS' Northeast Region includes two of the highest rated health plans in the United States. USA TODAY earlier this year cited M.D. Health Plan of Connecticut as the health plan with the highest level of member satisfaction in the nation. In addition, PHS was rated as the top health plan in the tri-state area in a 1997 survey conducted by Watson Wyatt Worldwide, a leading health care consulting firm.

     FHS intends to focus its Northeast efforts on open access products that maximize consumer choice of physicians and hospitals. Both M.D. Health Plan and PHS have successfully marketed open access products for a number of years.

     "M.D. has demonstrated consistently that open access products are the most popular with consumers," Dr. Hasan commented. Since its acquisition by FHS in March, 1995, M.D. has grown from approximately 50,000 members to more than 200,000.

     In addition, the FHS open access products will be backed by the most sophisticated consumer health call center in the industry.

     "The FHS call center currently serves more than three million of our members nationwide, providing direct, unhindered access to the most appropriate physician or other health care professional depending on our member's health status," Dr. Hasan noted. All M.D. and FOHP members are currently served by the FHS Call Center, with all PHS members slated to have access to the call center by April 1, 1998.

     "The call center possesses an extraordinary knowledge base, backed by leading medical experts in the country, bringing the latest in medical research directly to our members," Dr. Hasan noted.

     Certain statements contained in this press release are forward looking in nature and are believed to be reasonable based on information available to management at this time. Actual results may vary. For more information please refer to the Risk Factors section of the company's various filings with the Securities and Exchange Commission and the respective documents incorporated by reference therein.

     FHS is the nation's fourth-largest publicly traded managed health care company. Its mission is to enhance quality of life for its customers by offering products distinguished by their quality, service and affordability.
The company's HMO, insured PPO and government contracts subsidiaries provide health benefits to nearly five million individuals in 18 states through group, individual, Medicare risk, Medicaid and CHAMPUS programs. FHS subsidiaries also offer managed health care products related to workers' compensation, PPO networks, behavioral health, dental, vision and prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs.

                                    #     #     #

[ONE TABLE FOLLOWS]

                         THE FHS NORTHEAST REGION AT A GLANCE


                         --------------------------------------------------------------------------------------------------------
                         FIRST OPTION HEALTH PLAN      M.D. HEALTH PLAN                        PHYSICIANS HEALTH SERVICES
---------------------------------------------------------------------------------------------------------------------------------
Health Plan Offices      3501 State Highway 66         6 Devine Street                         One Far Mill Crossing
                         Neptune, NJ 07754             North Haven, CT 06473                   P.O. Box 904
                                                                                               Shelton, CT 06484-0944
---------------------------------------------------------------------------------------------------------------------------------
Phone                    (800) 535-3647                (800) 772-5869                          (800) 848-4747
---------------------------------------------------------------------------------------------------------------------------------
Web Site                 NA                            ERROR! REFERENCE SOURCE NOT FOUND.      ERROR! REFERENCE SOURCE NOT FOUND.
---------------------------------------------------------------------------------------------------------------------------------
Operations               New Jersey                    Connecticut                             Connecticut, New Jersey, New York
---------------------------------------------------------------------------------------------------------------------------------
Employees                380                           386                                     1,035
---------------------------------------------------------------------------------------------------------------------------------
Enrollment               270,882 (as of 9/30/97)       202,248 (as of 9/30/97)                 496,502 (as of 9/30/97)
---------------------------------------------------------------------------------------------------------------------------------
Provider Network         11,000                        6,000                                   34,800
---------------------------------------------------------------------------------------------------------------------------------